Exhibit 10.4

Execution Version

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of December 22, 2010 (the “Agreement”), is among Atkore International Group Inc., a Delaware corporation (the “Company”), Atkore International Holdings Inc., a Delaware corporation and a direct wholly owned Subsidiary of the Company (“Atkore HoldCo”), Atkore International Inc., a Delaware corporation and a direct wholly owned Subsidiary of Atkore HoldCo (“Atkore” and, together with the Company and Atkore HoldCo, the “Company Entities”), CD&R Allied Holdings, L.P., a Cayman Islands exempted limited partnership (“CD&R Investor), Clayton, Dubilier & Rice Fund VIII, L.P., a Cayman Islands exempted limited partnership (“CD&R Fund VIII”), CD&R Friends & Family Fund VIII, L.P., a Cayman Islands exempted limited partnership (“CD&R F&F Fund VIII”), CD&R Allied Advisor Co-Investor, L.P., a Cayman Islands exempted limited partnership (“CD&R Advisor Fund” and, together with CD&R Fund VIII and CD&R F&F Fund VIII, the “Funds”), Clayton, Dubilier & Rice, Inc., a Delaware corporation (“CD&R, Inc.”), and Clayton, Dubilier & Rice, LLC, a Delaware limited liability company, or any successor to its investment management business (“CD&R Manager”).  Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

RECITALS

A.                                   The Funds are managed by CD&R Manager, the general partner of the Funds is CD&R Associates VIII, Ltd., a Cayman Islands exempted company (the “GP of the Funds”), and the special limited partner of CD&R Fund VIII and CD&R F&F Fund VIII is CD&R Associates VIII, L.P., a Cayman Islands exempted limited partnership (together with the GP of the Funds, CD&R Investor and any other investment vehicle that is a direct or indirect stockholder in the Company managed by CD&R Manager or its Affiliates, “CD&R Manager Associates”).

B.                                     Pursuant to that certain Investment Agreement, dated as of November 9, 2010 (as the same may be amended from time to time in accordance with its terms, the “Investment Agreement”), by and among the Company, CD&R Investor, Tyco International Holding S.a.r.l., a company organized under the laws of Luxembourg (“TIH”), Tyco International Ltd., a company limited by shares (Aktiengesellschaft) organized under the laws of Switzerland (“TIL” and, together with TIH, the “Tyco Parties”), CD&R Investor purchased from TIH, and TIH sold to CD&R Investor (the “Investment”), 306,000 shares of Preferred Stock, representing on an as-converted basis fifty-one percent (51%) of the total number of shares of Common Stock of the Company issued and outstanding immediately after the Closing.

C.                                     As contemplated by the Investment Agreement, immediately after the Closing, TIH held 29,400,000 shares of Common Stock, representing forty-nine percent (49%) of the total number of shares of Common Stock of the Company issued and outstanding immediately after the Closing (treating the Preferred Stock on an as-converted basis).

D.                                    In connection with the transactions contemplated by the Investment Agreement, the Company and/or one or more of its wholly owned Subsidiaries have obtained the Debt Financing.

E.                                      Concurrently with the execution and delivery of this Agreement, the Company, CD&R Investor, TIH and the other stockholders of the Company party thereto have entered into a Stockholders Agreement, dated as of the date hereof (as the same may be amended from time to time in accordance with its terms, the “Stockholders Agreement”), setting forth certain agreements with respect to, among other things, the management of the Company and transfers of shares of the Company’s capital stock under certain circumstances.

F.                                      Concurrently with the execution and delivery of this Agreement, the Company Entities have entered into (i) a Consulting Agreement with CD&R Manager, dated as of the date hereof (as the same may be amended from time to time in accordance with its terms, the “CD&R Consulting Agreement”), and (ii) a Consulting Agreement with Tyco International Management Company, LLC, dated as of the date hereof (as the same may be amended from time to time in accordance with its terms, the “Tyco Consulting Agreement” and, together with the CD&R Consulting Agreement, the “Consulting Agreements”).

G.                                     The Company, Atkore HoldCo, Atkore or one or more of their respective Subsidiaries from time to time in the future may (i) offer and sell or cause to be offered and sold equity or debt securities or instruments (such offerings, collectively, the “Subsequent Offerings”), including without limitation (x) offerings of shares of capital stock of the Company or any of its Subsidiaries, and/or options to purchase such shares or other equity-linked instruments to employees, directors, managers, dealers, franchisees and consultants of and to the Company or any of its Subsidiaries (any such offering, a “Management Offering”), and (y) one or more offerings of debt securities or instruments for the purpose of refinancing any indebtedness of the Company or any of its Subsidiaries or for other corporate purposes, and (ii) repurchase, redeem or otherwise acquire certain securities or instruments of the Company or any of its Subsidiaries or engage in recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization or reorganization, a “Redemption”), in each case subject to the terms and conditions of the Stockholders Agreement and the Certificate of Designations.

H.                                    The parties hereto recognize the possibility that claims might be made against and liabilities incurred by CD&R Manager, CD&R, Inc., the Funds, CD&R Manager Associates or their related Persons or Affiliates under applicable securities laws or otherwise in connection with the Transactions or the Offerings, or relating to other actions or omissions of or by members of the Company Group, or relating to the provision of management, consulting, advisory, monitoring or other services (the “Consulting Services”) to the Company Group by CD&R Manager or Affiliates thereof, and the parties hereto accordingly wish to provide for CD&R Manager, CD&R, Inc., the Funds, CD&R Manager Associates and their related Persons and Affiliates to be indemnified in respect of any such claims and liabilities, in each case, to the extent provided herein.

I.                                         The parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of any member of the Company Group in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1.                                       Definitions.

(a)                                 “Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with, such Person, (ii) any Person directly or indirectly owning or controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner, special limited partner or trustee of any such Person described in clause (i) or (ii) above.

(b)                                “Agreement” has the meaning set forth in the Preamble.

(c)                                 “CD&R Consulting Agreement” has the meaning set forth in the Recitals.

(d)                                “CD&R Advisor Fund” has the meaning set forth in the Preamble.

(e)                                 “CD&R F&F Fund VIII” has the meaning set forth in the Preamble.

(f)                                   “CD&R Fund VIII” has the meaning set forth in the Preamble.

(g)                                “CD&R, Inc.” has the meaning set forth in the Preamble.

(h)                                “CD&R Investor” has the meaning set forth in the Preamble.

(i)                                    “CD&R Manager” has the meaning set forth in the Preamble.

(j)                                    “CD&R Manager Associates” has the meaning set forth in the Recitals.

(k)                                 “Certificate of Designations” has the meaning set forth in the Stockholders Agreement.

(l)                                    “Claim” means, with respect to any Indemnitee, any claim by or against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be indemnified by any member of the Company Group under this Agreement.

(m)                              “Closing” means the closing of the transactions under the Investment Agreement.

(n)                                “Commission” means the United States Securities and Exchange Commission or any successor entity thereto.

(o)                                “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(p)                                “Company” has the meaning set forth in the Preamble.

(q)                                “Company Entities” has the meaning set forth in the Preamble.

(r)                                   “Company Group” means the Company, Atkore HoldCo, Atkore and each of their divisions and Subsidiaries.

(s)                                 “Consulting Agreements” has the meaning set forth in the Recitals.

(t)                                   “Consulting Services” has the meaning set forth in the Recitals.

(u)                                “control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(v)                                “Debt Financing” has the meaning set forth in the Investment Agreement.

(w)                              “Determination” means a determination that either (i) there is a reasonable basis for the conclusion that indemnification of an Indemnitee is proper in the circumstances because such Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (ii) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”).  An Adverse Determination shall include the decision that a Determination was required by applicable law and this Agreement in connection with indemnification and the decision as to the applicable standard of conduct.

(x)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(y)                                “Expenses” means all reasonable attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, costs or expenses of the types reasonably and customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

(z)                                  “Funds” has the meaning set forth in the Preamble.

(aa)                           “GP of the Funds” has the meaning set forth in the Recitals.

(bb)                         “Governmental Body” means any domestic or foreign government, including any foreign, federal, state, provincial, local, territorial or municipal government or any governmental division, agency or authority thereof, court or judicial authority, tribunal or commission.

(cc)                           “Indemnifying Party” has the meaning set forth in Section 2(a).

(dd)                         “Indemnitee” means each of CD&R Manager, CD&R, Inc., the Funds, CD&R Manager Associates, each of their respective Affiliates (other than any member of the Company Group), their respective successors and assigns, and the respective directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons (within the meaning of the Securities Act) of each of them, or of their partners, members and controlling persons, and each other Person who is or becomes, at the request of CD&R Investor or any of its Permitted Affiliate Transferees, a director or an officer of any member of the Company Group, in each case irrespective of the capacity in which such Person acts.

(ee)                           “Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 4(e), that has not otherwise performed any services for any member of the Company Group, for any Indemnitee or for any of the Tyco Parties or their respective Affiliates within the last three years (other than with respect to matters concerning the rights of an Indemnitee under this Agreement or of other indemnitees under indemnity agreements similar to this Agreement).

(ff)                               “Investment” has the meaning set forth in the Recitals.

(gg)                         “Investment Agreement” has the meaning set forth in the Recitals.

(hh)                         “JAMS Comprehensive Rules” has the meaning set forth in Section 7(a).

(ii)                                 “JAMS Streamlined Rules” has the meaning set forth in Section 7(a).

(jj)                                 “Management Offering” has the meaning set forth in the Recitals.

(kk)                           “Notice of Advances” has the meaning set forth in Section 4(b).

(ll)                                 “Notice of Claim” has the meaning set forth in Section 4(a).

(mm)                     “Notice of Payment” has the meaning set forth in Section 4(c).

(nn)                         “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages (including punitive, consequential, special and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs and Expenses (including without limitation interest, assessments and other charges in connection therewith and reasonable disbursements of accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

(oo)                         “Offerings” means any Management Offering, any Redemption and any Subsequent Offering.

(pp)                         “Permitted Affiliate Transferee” has the meaning set forth in the Stockholders Agreement.

(qq)                         “Person” means any natural person, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, group, association or unincorporated organization or any other form of business or professional entity, but does not include a Governmental Body.

(rr)                               “Preferred Stock” means the series of preferred stock of the Company designated the Cumulative Convertible Participating Preferred Stock, par value $1.00 per share.

(ss)                           “Prime Rate” means the rate per annum published in the Wall Street Journal from time to time as the prime lending rate prevailing during any relevant period.

(tt)                               “Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

(uu)                         “Redemption” has the meaning set forth in the Recitals.

(vv)                         “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary, final, free writing or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Offering or used to offer or confirm sales of their respective securities or instruments in any Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Offering, the Transactions or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with the Transactions or any Offering, (vi) any purchase, repurchase, redemption, recapitalization or reorganization or other agreement entered into by any member of the Company Group in connection with the Transactions or any Redemption, or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission or any securities exchange in connection therewith.

(ww)                     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(xx)                             “Stockholders Agreement” has the meaning set forth in the Recitals.

(yy)                         “Subsequent Offerings” has the meaning set forth in the Recitals.

(zz)                             “Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation).  For the purposes hereof, the term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

(aaa)                     “TIH” has the meaning set forth in the Recitals.

(bbb)                  “TIL” has the meaning set forth in the Recitals.

(ccc)                     “Transaction Agreements” means, collectively, this Agreement, the Investment Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Consulting Agreements, the Tyco Indemnification Agreement, the Supply Agreement and the Transition Services Agreement.

(ddd)                  “Transactions” means, collectively, the Investment, the Debt Financing, the other transactions contemplated by the Investment Agreement, any transactions for which Consulting Services are provided to any member of the Company Group, and any other transactions entered into from time to time by any member of the Company Group.

(eee)                     “Tyco Consulting Agreement” has the meaning set forth in the Recitals.

(fff)                           “Tyco Parties” has the meaning set forth in the Recitals.

2.                                       Indemnification.

(a)                                 Each of the Company Entities (each, an “Indemnifying Party” and, collectively, the “Indemnifying Parties”), jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

(i)                                     from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Exchange Act or any other applicable securities or other laws, in connection with the Investment, the Debt Financing, any other Transactions, any Offering, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act of any member of the Company Group or any of their predecessors, whether such action or failure has occurred or is yet to occur, or (C) the performance by CD&R Manager or its Affiliates of any Consulting Services or other services for any member of the Company Group (whether performed prior to the date hereof, hereafter, pursuant to the CD&R Consulting Agreement or otherwise), in each case, other than to the extent any such Obligation arises out of or is based upon (1) any breach or violation by the applicable Indemnitee or any of its Affiliates of their representations, warranties, covenants or agreements under any of the Transaction Agreements or under any of the Related Documents to which such Indemnitee or any of its Affiliates is a party or (2) any matter for which such Indemnitee or any of its Affiliates (other than any member of the Company Group) is required to indemnify the Company, Tyco or any of their respective Affiliates (other than such Indemnitee and its Affiliates) under the terms of the Investment Agreement or any other Transaction Agreement; and

(ii)                                  to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of incorporation of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of incorporation of such Indemnifying Party), from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of any member of the Company Group or is or was serving at the request or for the benefit of such corporation as a director, officer, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise (other than any member of the Company Group), (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of any member of the Company Group or (C) any payment or reimbursement by any Indemnitee, pursuant to indemnification arrangements or otherwise, of any Obligations contemplated in the foregoing clauses (A) or (B) of this Section 2(a)(ii);

in each case including, but not limited to, any and all reasonable fees, costs and Expenses (including, without limitation, reasonable fees and disbursements of attorneys and other professional advisers) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement or the CD&R Consulting Agreement; provided that no Indemnifying Party shall be obligated to indemnify and hold harmless an Indemnitee under this Section 2(a) in respect of a Claim determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted from such Indemnitee’s willful fraud or bad faith.

(b)                                Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach by a member of the Company Group of or default by a member of the Company Group under any representation, warranty, covenant or agreement in any Related Document, or any allegation thereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading.  Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee hereunder from and against any such Obligation to the extent that such Obligation arises out of or is based upon (A) an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Company Entities, as the case may be, in an instrument duly executed by such Indemnitee or any of its Affiliates and specifically stating that it is for use in the preparation of such Related Document, (B) any breach or violation by such Indemnitee or any of its Affiliates of their representations, warranties, covenants or agreements under any of the Transaction Agreements or under any of the Related Documents to which such Indemnitee or any of its Affiliates is a party or (C) any matter for which such Indemnitee or any of its Affiliates (other than any member of the Company Group) is required to indemnify the Company, Tyco or any of their respective Affiliates (other than such Indemnitee and its Affiliates) under the terms of the Investment Agreement or any other Transaction Agreement.

(c)                                 Without limiting the foregoing, in the event that any Proceeding is initiated by an Indemnitee or any member of the Company Group to enforce or interpret this Agreement or any rights of such Indemnitee to indemnification or advancement of Expenses under any member of the Company Group’s certificate of incorporation or bylaws, any other agreement to which such Indemnitee and any member of the Company Group are party, or any vote of directors of any member of the Company Group, the Delaware General Corporation Law, any other applicable law or any liability insurance policy, the Indemnifying Parties shall indemnify such Indemnitee against all reasonable costs and Expenses incurred by such Indemnitee or on such Indemnitee’s behalf (including by any CD&R Manager Associates for all costs and Expenses incurred by such Person) in connection with such Proceeding, whether or not such Indemnitee is successful in such Proceeding, except to the extent that the Person presiding over such Proceeding determines that (i) material assertions made by such Indemnitee in such Proceeding were in bad faith or were frivolous or (ii) as a matter of applicable law, such Expenses must be limited in proportion to the success achieved by such Indemnitee in such Proceeding and the efforts required to obtain that success, as determined by such presiding Person.

3.                                       Contribution.

(a)                                 If for any reason any Indemnifying Party is prohibited from fully indemnifying any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Offering, the relative benefits received by each member of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(b)                                If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the actual or alleged inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(c)                                 For purposes of Section 3(a), the relative fault of each member of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation.  For purposes of Section 3(b), the relative fault of each member of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the members of the Company Group, on the one hand, or by such Indemnitee, on the other, (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission, and (iii) applicable law.  For purposes of Section 3(a) or 3(b), the relative benefits received by each member of the Company Group, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Offering.

(d)                                The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section.  No Indemnifying Party shall be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances such Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law.  No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

4.                                       Indemnification Procedures.

(a)                                 Whenever any Indemnitee shall have actual knowledge of the assertion of a Claim against it, CD&R Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (a “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified CD&R Manager thereof; provided the failure or delay of CD&R Manager or such Indemnitee to give such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim.  The Notice of Claim shall specify all material facts known to CD&R Manager (or if given by such Indemnitee, such Indemnitee) relating to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if CD&R Manager (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate.  The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing reasonably satisfactory in all respects to CD&R Manager, subject to the right of CD&R Manager to undertake such defense as hereinafter provided.  CD&R Manager may participate in such defense with counsel of CD&R Manager’s choosing at the expense of the Indemnifying Parties.  In the event that the Indemnifying Parties do not undertake the defense of the Claim within a reasonable time after CD&R Manager (or if given by such Indemnitee, such Indemnitee) has given the Notice of Claim, or in the event that CD&R Manager shall in good faith determine that the defense of any Claim by the Indemnifying

Parties is inadequate or may conflict with the interest of any Indemnitee (including, without limitation, Claims brought by or on behalf of any member of the Company Group), CD&R Manager may, at the expense of the Indemnifying Parties and after giving notice to the Indemnifying Parties of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties.  In the defense of any Claim against an Indemnitee, no Indemnifying Party shall, except with the prior written consent of CD&R Manager, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that such Indemnitee denies all wrongdoing in connection with such matters.  The Indemnifying Parties shall not be obligated to indemnify an Indemnitee against amounts paid in settlement of a Claim if such settlement is effected by such Indemnitee without the prior consent of the Company (on behalf of all Indemnifying Parties), which shall not be unreasonably withheld or delayed.  In each case, CD&R Manager and each other Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as an Indemnifying Party is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of CD&R Manager or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by CD&R Manager or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

(b)                                CD&R Manager shall notify the Indemnifying Parties in writing of the amount requested for advances (a “Notice of Advances”).  Each of the Indemnifying Parties, jointly and severally, agrees to advance all reasonable Expenses incurred by CD&R Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in connection with any Claim (but not for any Claim initiated or brought voluntarily by the Indemnitee other than a Proceeding pursuant to Section 2(c)) in advance of the final disposition of such Claim, without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses upon receipt of an undertaking by or on behalf of CD&R Manager or such Indemnitee to repay amounts so advanced if it shall ultimately and finally be determined, including through all challenges, if any, to the award rendered therein, that CD&R Manager or such Indemnitee is not entitled to be indemnified by any Indemnifying Party as authorized by this Agreement.  Such repayment undertaking shall be unsecured and shall not bear interest.  No Indemnifying Party shall impose on any Indemnitee additional conditions to advancement or require from such Indemnitee additional undertakings regarding repayment.  The Indemnifying Parties shall make payment of such advances no later than 10 days after the receipt of the Notice of Advances.

(c)                                 CD&R Manager shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by CD&R Manager or any Indemnitee on whose behalf CD&R Manager is acting (a “Notice of Payment”).  The amount of any Claim actually paid by CD&R Manager or such Indemnitee in compliance with this Section 4 shall bear simple interest at the rate equal to the Prime Rate plus 2% per annum, from the date that is the 30 days after any Indemnifying Party receives the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to CD&R Manager or such Indemnitee, as applicable.  The Indemnifying Parties shall make indemnification payments to CD&R Manager no later than 30 days after receipt of the Notice of Payment.

(d)                                 Determination.  The members of the Company Group intend that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 2 and that no Determination shall be required in connection with such indemnification.  In no event shall a Determination be required in connection with (i) indemnification of any Indemnitee other than a director or officer of the Company Group in connection with a Claim against such Indemnitee acting in such capacity (and then, only to the extent required by applicable law), (ii) advancement of Expenses pursuant to Section 4(b), (iii) indemnification for Expenses incurred as a witness, or (iv) any Claim or portion thereof with respect to which an Indemnitee has been successful on the merits or otherwise.  Any decision that a Determination is required by law in connection with any other indemnification of an Indemnitee, and any such Determination, shall be made within 30 days after receipt of a Notice of Claim, as follows:

(i)                                     at any time that any directors of the Company satisfy the independence requirements under Rule 303A.02 of the Listed Company Manual of the New York Stock Exchange (or any successor provision), by a majority vote of such directors (even though less than a quorum); or

(ii)                                  if there any no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Indemnifying Party (or its successor) and such Indemnitee.

The Indemnifying Parties shall pay all expenses incurred by an Indemnitee in connection with any required Determination.

(e)                                  Independent Legal Counsel.  Independent Legal Counsel shall be selected by CD&R Manager or the applicable Indemnitee and approved by a majority of the directors constituting the Board of Directors of the Company (not including the Indemnitee or any of its Affiliates, if the Indemnitee or the applicable Affiliate is a director of the Company).  The Indemnifying Parties shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to its engagement.

(f)                                    Consequences of Determination; Remedies of Indemnitee.  The Indemnifying Parties shall be bound by and shall have no right to challenge a Favorable Determination.  If an Adverse Determination is made, or if for any other reason any Indemnifying Party does not make timely indemnification payments or advances of expenses, CD&R Manager or an Indemnitee shall have the right to commence a Proceeding to challenge such Adverse Determination and/or to require such Indemnifying Party to make such payments or advances.  Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 2 and to have such Expenses advanced by the Company in accordance with Section 4(b).  If CD&R Manager or an Indemnitee fails to timely challenge an Adverse Determination, or if CD&R Manager or an Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment in such Proceeding from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, no Indemnifying Party shall be obligated to indemnify or advance Expenses to such Indemnitee under this Agreement.

(g)                                 Presumptions; Burden and Standard of Proof.  In connection with any Determination, or any review of any Determination, by any Person:

(i)                                     It shall be a presumption that a Determination is not required.

(ii)                                  It shall be a presumption that an Indemnitee has met the applicable standard of conduct and that indemnification of such Indemnitee is proper in the circumstances.

(iii)                               The burden of proof shall be on the Indemnifying Parties to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if the Indemnifying Parties establish that there is no reasonable basis to support it.

(iv)                              The termination of any Proceeding by judgment, order, finding, award, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that an Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

(v)                                 Neither the failure of any Person or Persons to have made a Determination nor an Adverse Determination by any Person or Persons shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by

Indemnitee pursuant to Section 4(f) shall be de novo with respect to all determinations of fact and law.

5.                                       Certain Covenants.  The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument, by-law, insurance policy or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement, provided that to the extent that an Indemnitee is entitled to be indemnified by the Indemnifying Parties under this Agreement and by any other Indemnitee under any other agreement, document, certificate, by-law or instrument, the obligations of the Indemnifying Parties hereunder shall be primary, and the obligations of such other Indemnitee secondary, and the Indemnifying Parties shall not be entitled to contribution or indemnification from or subrogation against such other Indemnitee.  Notwithstanding the foregoing, any Indemnitee may choose to seek indemnification from any potential source of indemnification regardless of whether such indemnitor is primary or secondary.  An Indemnitee’s election to seek advancement of indemnified sums from any secondary indemnifying party will not limit the right of such Indemnitee, or any secondary indemnitor proceeding under subrogation rights or otherwise, from seeking indemnification from the Indemnifying Parties to the extent that the obligations of the Indemnifying Parties are primary.  The rights of each Indemnitee and the obligations of each Indemnifying Party hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee.  Following the Transactions, each of the Company Entities, and each of their corporate successors, shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including without limitation a provision of its certificate of incorporation (or comparable organizational document under its jurisdiction of incorporation) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time.  So long as the Company or any other member of the Company Group maintains liability insurance for any directors, officers, employees or agents of any such person, the Indemnifying Parties shall ensure that each Indemnitee serving in such capacity is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and the Company Group’s then current directors and officers.  Further, after any Indemnitee no longer serves as an officer or director of the Company for any reason, the Company will use its commercially reasonable efforts to continue to cover such Indemnitee as a named insured under the Company’s insurance policy or policies providing directors’ and officers’ liability insurance for a period of time that shall commence on the date of such termination and end on the date that is the sooner of (a) six years after the date of such termination and (b) the date on which the Company ceases to maintain an insurance policy providing directors’ and officers’ liability insurance.  No Indemnifying Party shall seek or agree to any order of a court or other governmental authority that would prohibit or otherwise interfere with the performance of any of the

Indemnifying Parties’ advancement, indemnification and other obligations under this Agreement.

6.                                       Notices.  All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of a facsimile or other electronic transmission (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

(a)                                 If to any Company Entity, to:

Atkore International Group Inc.

16100 S. Lathrop Avenue

Harvey, IL 60426
Attention:
Fax: (708) 339-2410

with a copy (which shall not constitute notice) to:

c/o Tyco International Management Company, LLC

9 Roszel Road

Princeton, New Jersey 08540
Attention:  General Counsel
Fax:  (609) 720-4320

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017
Attention:  Alan M. Klein, Esq.
Fax:  (212) 455-2502

and

Clayton, Dubilier & Rice, LLC
375 Park Avenue
18th Floor
New York, New York 10152
Attention:  Nathan K. Sleeper
Fax:  (212) 407-5252

and

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:  Franci J. Blassberg, Esq.

Andrew L. Bab, Esq.

Fax:  (212) 909-6836

(b)                                If to CD&R Manager, CD&R, Inc., the Funds or CD&R Investor, to:

Clayton, Dubilier & Rice, LLC
375 Park Avenue
18th Floor
New York, New York 10152
Attention:  Nathan K. Sleeper
Fax:  (212) 407-5252

or to such other address or such other Person as the Company Entities, CD&R Investor, CD&R Manager, CD&R, Inc. or the Funds, as the case may be, shall have designated by notice to the other parties hereto.  All communications hereunder shall be effective upon receipt by the party to which they are addressed.  A copy of any notice or other communication given under this Agreement shall also be given to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:  Franci J. Blassberg, Esq.

Andrew L. Bab, Esq.

Fax:  (212) 909-6836

7.                                       Arbitration

(a)                                 Any dispute, claim or controversy arising out of, relating to, or in connection with this contract, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be finally determined by arbitration.  The arbitration shall be administered by JAMS.  If the disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Comprehensive Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.  If no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Streamlined Arbitration Rules and Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.

(b)                                The seat of the arbitration shall be New York, New York.  The parties submit to jurisdiction in the state and federal courts of the State of New York for the limited purpose of enforcing this agreement to arbitrate.

(c)                                 The arbitration shall be conducted by one neutral arbitrator unless the parties agree otherwise.  The parties agree to seek to reach agreement on the identity of the arbitrator within 30 days after the initiation of arbitration.  If the parties are unable to reach agreement on the identity of the arbitrator within such time, then the appointment of the arbitrator shall be made in accordance with the process set forth in JAMS Comprehensive Rule 15.

(d)                                The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties.  Subject to Section 2(c), the arbitrator may, in the award, allocate all or part of the fees incurred in and costs of the arbitration, including the fees of the arbitrator and the attorneys’ fees of the prevailing party.  Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.  Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(e)                                 The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, JAMS, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding.  The confidentiality obligations shall not apply (i) if disclosure is required by law or applicable legal process, or in judicial or administrative proceedings, or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

8.                                       Governing Law.  Except to the extent that the laws of Delaware are mandatorily applicable, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without regard to principles of conflict of laws to the extent that such principles would require or permit the application of the laws of another jurisdiction.

9.                                       Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

10.                                 Successors; Binding Effect.  Each Indemnifying Party will require its successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to CD&R Manager, CD&R, Inc., CD&R Investor, the Funds and their counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as such Indemnifying Party would be required to perform if no such succession had taken place.  This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by the Company Entities without the prior written consent of CD&R Manager and the Funds.  Insofar as any Indemnitee transfers all or substantially all of its assets to a third party, such third party shall thereupon be deemed an additional Indemnitee for all purposes of this Agreement, with the same effect as if it were a signatory to this Agreement in such capacity.

11.                                 Miscellaneous.  The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.  This Agreement is not intended to confer any right or remedy hereunder upon any Person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee (each of whom is an intended third party beneficiary of this Agreement).  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is in a writing duly executed by each of the Company Entities and CD&R Manager (acting on its own behalf and on behalf of each other affiliated Indemnitee) and in compliance with Section 2.10 of the Stockholders Agreement.  Neither the waiver by any of the parties hereto or by any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any such party or Indemnitee, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges.  The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise, provided that (a) to the extent that any Indemnitee is entitled to be indemnified by any member of the Company Group and by any other Indemnitee or any insurer under a policy procured by any Indemnitee, the obligations of the members of the Company Group hereunder shall be primary and the obligations of such other Indemnitee or insurer secondary, and (b) no member of the Company Group shall be entitled to contribution or indemnification from or subrogation against such other Indemnitee or insurer.  This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.  Signatures provided by facsimile or electronic transmission in “pdf” or equivalent format will be deemed to be original signatures.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

CLAYTON, DUBILIER & RICE, LLC

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President and Assistant Secretary

CLAYTON, DUBILIER & RICE, INC.

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President and Assistant Secretary

CLAYTON, DUBILIER & RICE FUND VIII, L.P.

By:	CD&R Associates VIII Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President and Assistant Secretary

CD&R ALLIED HOLDINDS, L.P.

By:	CD&R Associates VIII, Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President and Assistant Secretary

[Signature Page to Indemnification Agreement (CD&R)]

CD&R FRIENDS & FAMILY FUND VIII, L.P.

By:	CD&R Associates VIII, Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President and Assistant Secretary

CD&R ALLIED ADVISOR CO-INVESTOR, L.P.

By:	CD&R Associates VIII, Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President and Assistant Secretary

ATKORE INTERNATIONAL GROUP INC.

By:	/s/ Nelda J. Connors
	Name:	Nelda J. Connors
	Title:	President and CEO

ATKORE INTERNATIONAL HOLDINGS INC.

By:	/s/ Nelda J. Connors
	Name:	Nelda J. Connors
	Title:	President and CEO

ATKORE INTERNATIONAL INC.

By:	/s/ Nelda J. Connors
	Name:	Nelda J. Connors
	Title:	President and CEO

[Signature Page to Indemnification Agreement (CD&R)]